Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

CW PETROLEUM CORP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(6)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Units, each consisting of one share of Common Stock, par value $0.0001 per share and one Warrant to purchase one share of Common Stock(1)(2)(3)	Equity		3,900,000		$5.50	$21,450,000	0.0000927	1,988.42				1,506.37

	Common Stock, par value $0.0001 per share, included in the Unit	Equity
	Warrant to purchase one share of Common Stock, included in the Unit(4)	Equity
	Shares of Common Stock issuable upon exercise of Warrants	Equity		450,000		$5.50	$2,475,000	0.0000927	229.43				1,599.08
	Represent- ative’s Warrants (4)	Equity
	Common Stock underlying Represent- ative’s Warrants (1)(5)	Equity		322,500	$	$5.50	$1,773,750	0.0000927	$164.43				79.95
Fees Previously Paid							0		$0
Carry Forward Securities
Carry Forward Securities	N/A						N/A		N/A
	Total Offering Amounts						$25,698,750		2,392.28
	Total Fees Previous-ly Paid								$3,275.51
	Total Fee Offsets								$0
	Net FeeDue								$0

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional shares of Common Stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. .

(3)	Estimated. Includes 3,000,000 shares of Common Stock included in the Unit and 450,000 shares of Common Stock and Warrants for 450,000 shares of Common Stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(4)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(5)	The Representative’s Warrants are exercisable into a number of shares of Common Stock and/or Warrants equal to 5% of the number of shares of Common Stock sold in this offering at an exercise price equal to 100.0% of the public offering price per share.

(6)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.